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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

                 EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements for the Company's Steelcase Inc. Deferred Compensation Plan (Registration No. 333-84689), Steelcase Inc. 401(k) Retirement Plan (Registration No. 333-84251), Steelcase Inc. Incentive Compensation Plan (Registration No. 333-46711), Steelcase Inc. Employee Stock Purchase Plan (Registration No. 333-46713) and Steelcase Inc. Public Debt Offering (Registration No. 333-83264) of our report dated March 26, 2004 relating to the consolidated financial statements and schedule, which appears in this Form 10-K.

BDO SEIDMAN, LLP

GRAND RAPIDS, MICHIGAN
MAY 6, 2004